Exhibit 10.1

Dave & Buster’s Entertainment, Inc.

2014 Omnibus Incentive Plan

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

(EMPLOYEE FORM)

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is made effective as of [●] (the “Date of Grant”), between Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) and [●] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Grant of the Option.  The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [●] Shares as of the Date of Grant. The Option is intended to be a Nonqualified Stock Option.

2.    Option Price.  The purchase price of the Shares subject to the Option is [●] per Share (the “Option Price”).

3.    Option Term.  The term of the Option shall be ten (10) years, commencing on the Date of Grant (the “Option Term”). The Option shall automatically terminate upon the expiration of the Option Term, or at such earlier time specified herein or in the Plan.

4.    Vesting of the Option.  Subject to the Participant’s continued Service with the Company through the applicable vesting date, Section 5 of this Award Agreement and the terms of the Plan, the Option shall vest in equal installments on each of the first three (3) anniversaries of the Date of Grant, such that one-third (1/3) of the Option vests on each such anniversary (each, a “Vesting Date”).

5.    Termination of Service.

(a)    Termination of Service for Cause.  Upon a termination of the Participant’s Service by the Company for Cause the Option, including any vested portion, shall immediately terminate and be forfeited without consideration. For purposes of this Award

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Agreement, “Cause” means (i) “Cause” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (ii) if there is no such employment agreement or if it does not define Cause: the willful and continued failure by the Participant to perform the duties assigned by the Company, failure to follow reasonable business-related directions from the Company, gross insubordination, theft from the Company or its Affiliates, habitual absenteeism or tardiness, conviction or plea of guilty or nolo contendere to a felony, misdemeanor involving fraud, theft or moral turpitude, or any other reckless or willful misconduct that is contrary to the best interests of the Company or materially and adversely affects the reputation of the Company.

(b)    Termination of Service due to death or Disability.  Upon a termination of the Participant’s Service by reason of death or Disability, any unvested portion of the Option shall immediately become vested, and any vested portion shall remain exercisable until the earlier of (i) one (1) year following such termination of Service and (ii) the expiration of the Option Term. For purposes of this Award Agreement, “Disability” means (A) “Disability” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (B) if there is no such employment agreement or if it does not define Disability: the Participant is disabled to the extent that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of Dave & Buster’s Management Corporation, Inc. The determination of the Participant’s disability shall be made in good faith by a physician reasonably acceptable to the Company.

(c)    Termination of Service due to Retirement.  Upon a termination of the Participant’s Service by reason of Retirement, subject to the terms of the Plan, any unvested portion of the Option shall continue to vest on each remaining Vesting Date, and any vested portion shall remain exercisable until the expiration of the Option Term. For purposes of this Award Agreement, “Retirement” means (i) “Retirement” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (ii) if there is no such employment agreement or if it does not define Retirement: termination of the Participant’s Service, other than for Cause, after attaining (A) age sixty (60) and completing ten (10) years of continued service (i.e., without any termination of Service) with the Company or its Affiliates or (B) age sixty-five (65).

(d)    Change-of-Control Termination.  Upon a termination of the Participant’s Service by the Company or one of its successors or Affiliates without Cause or due to the Participant’s resignation for Good Reason (excluding a termination by reason of death or Disability), in either case on or within twelve (12) months following the occurrence of a Change of Control of the Company, any unvested portion of the Option shall remain eligible for continued vesting in accordance with the terms of this Award, and any vested portion shall remain exercisable until the expiration of the Option Term; provided, that the foregoing shall not apply in the event that all Options issued and outstanding under the Plan are terminated in connection with such Change of Control. For purposes of this Award Agreement, “Good Reason” means (i) “Good

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Reason” as defined in any employment agreement between the Participant and the Company or any of its Affiliates, or (ii) if there is no such employment agreement or if it does not define Good Reason: Without the Participant’s consent, (A) a material reduction in the Participant’s annual base salary or (B) a relocation of the Participant’s primary place of employment with the Company by more than fifty (50) miles from that in effect as of the Date of Grant; provided, however, that neither item (A) nor item (B) shall constitute Good Reason unless the Participant has provided written notice to the Company within thirty (30) days of the occurrence of such event and the Company shall have failed to cure such event within thirty (30) days of receipt of such written notice.

(e)    Termination without Cause or for Good Reason.  Upon a termination of the Participant’s Service by the Company without Cause or due to the Participant’s resignation for Good Reason (excluding a termination by reason of death or Disability) other than as provided in Section 5(d): (i) any portion of the Option that is vested as of the date of such termination of employment shall remain exercisable until the earlier of (A) ninety (90) days following such termination of Service and (B) the expiration of the Option Term; provided, that if a Change of Control should occur on or before the earlier of (A) and (B), then any portion of the Option that is vested as of the date of such termination of employment shall remain exercisable until the expiration of the Option Term; and (ii) any portion of the Option that is unvested as of such termination of employment shall remain outstanding but unexercisable until the earliest of (A) the date that is ninety (90) days following such termination of Service, at which time the unvested portion shall terminate and be forfeited, (B) the expiration of the Option Term, at which time the unvested portion shall terminate and be forfeited, and (C) the consummation of a Change of Control of the Company, at which time the unvested portion shall remain eligible for continued vesting in accordance with the terms of this Award notwithstanding such termination of employment (and to the extent the unvested portion would have vested pursuant to Section 4 hereof prior to the Change of Control if the Participant’s Service had not terminated, the unvested portion shall be deemed to have vested in accordance with and to the extent applicable to that vesting schedule).

(f)    Other Terminations of Service.  Upon a termination of the Participant’s Service for any reason, other than pursuant to Sections 5(a), 5(b), 5(c), 5(d) and 5(e) above, any unvested portion of the Option shall immediately terminate and be forfeited without consideration, and any vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days following such termination of Service and (ii) the expiration of the Option Term.

6.    Exercise Procedures.

(a)    Notice of Exercise.  To the extent exercisable, the Participant or the Participant’s representative may exercise any vested portion of the Option or any part thereof prior to the expiration of the Option Term or as otherwise set forth in Section 5 hereof by giving written notice to the Company in the form attached hereto as Exhibit A or any other form acceptable to the Committee or the Committee’s designated administrative representative (the “Notice of Exercise”). The Notice of Exercise shall be signed by the person exercising such Option or shall evidence the intent of the person exercising such Option if delivered in electronic format or with an electronic signature. In the event that such Option is being exercised by the Participant’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of such representative’s right to exercise such Option.

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Nonqualified Stock Option Award Agreement

(b)    Method of Exercise.  The Participant or the Participant’s representative shall deliver to the Company, at the time the Notice of Exercise is given, payment (i) in cash or its equivalent (e.g., by cashier’s check), (ii) in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in Shares (as described in clause (ii) above), (iv) if there is a public market for the Shares at such time, subject to such administrative requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, another form of payment permissible under Section 6.5 of the Plan for the full amount of the aggregate Option Price for the exercised Option.

(c)    Issuance of Shares.  Provided the Company receives a properly completed and executed Notice of Exercise and payment for the full amount of the aggregate Option Price and the Participant has made arrangements for appropriate withholding, the Company shall promptly cause the Shares underlying the exercised Option to be issued in the name of the Person exercising the applicable Option.

7.    Non-Solicitation and Non-Hire.   If the Participant has an employment agreement with the Company or any of its Subsidiaries that contains non-solicitation and/or non-hire covenants, the covenants are incorporated herein by reference. To the extent the Participant does not have an employment agreement containing such covenants, the following restrictive covenants shall apply:

As a material incentive for the Company to enter into this Award Agreement, during the term of the Participant’s employment with the Company or any of its Subsidiaries and for a period of twelve (12) months from the termination of the Participant’s employment for any reason (including, without limitation, resignation by the Participant) (the “Non-Solicitation and Non-Hire Period”) the Participant shall not, directly or indirectly, on the Participant’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, induce or attempt to influence, induce, or encourage anyone who is or, within the six (6) months prior to the date of termination was, an employee of the Company or any of its Subsidiaries at or above the managerial level (including, without limitation, General Managers, Assistant General Managers, store departmental managers, and all higher-ranking managers) (for purposes of this Section 7, an “Employee”), client, supplier, vendor, licensee, distributor, contractor or other business relation of the Company or any of its Subsidiaries to cease doing business with, adversely alter or interfere with its business relationship with, the Company or any of its Subsidiaries. Further, during the Non-Solicitation and Non-Hire Period, the Participant shall not, on the Participant’s own behalf or on behalf of any other person, partnership, entity, association, or corporation, (i) solicit or seek to hire any Employee, or in any other manner attempt directly or indirectly to influence, induce, or encourage any Employee to leave their employ (provided, however, that nothing herein shall restrict the Participant from engaging in any general solicitation that is not specifically targeted at

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such persons), nor shall the Participant use or disclose to any person, partnership, entity, association, or corporation any information concerning the names, addresses or personal telephone numbers of any Employee, (ii) without the Company’s prior written consent, hire, employ or engage as a consultant any Employee, or (iii) directly or indirectly solicit, induce, or attempt to influence, induce, or encourage any person, partnership, entity, association, or corporation that is a client or customer of the Company or its Subsidiaries and who or which the Participant helped to schedule or conduct a special event or corporate teambuilding while employed by the Company or its Subsidiaries to schedule or conduct a special event or corporate teambuilding through another person, partnership, entity, association, or corporation.

This Section 7 shall survive exercise, termination or settlement of the Option and termination or satisfaction of the Award Agreement.

8.    No Right to Continued Service.  The granting of the Option evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

9.    Securities Laws/Legend on Certificates.  The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, the Participant shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.    Transferability.  Unless otherwise provided by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant (or, if the Participant is disabled, the Participant’s representative).

11.    Withholding.  The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold any applicable withholding taxes in respect of the Option, its exercise or transfer and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

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12.    Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

13.    Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

14.    Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

15.    Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

16.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Award Agreement to the substantive law of another jurisdiction. Each party to this Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject-matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”) and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with this Award Agreement.

(b)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER.

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17.    Option Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

18.    No Guarantees Regarding Tax Treatment.  The Participant shall be responsible for all taxes with respect to the Option. The Committee and the Company make no guarantees regarding the tax treatment of the Option.

19.    Amendment.  The Committee may amend or alter this Award Agreement and the Option granted hereunder at any time, subject to the terms of the Plan.

20.    Signature in Counterparts.  This Award Agreement may be signed in counterparts, manually or electronically, and each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

21.    Electronic Signature and Delivery.  This Award Agreement may be accepted by return signature or by electronic confirmation. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Award Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Delivery of a copy of this Agreement or any other document contemplated hereby bearing an original or electronic signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original or electronic signature.

22.    Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

[signature page follows]

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Nonqualified Stock Option Award Agreement

IN WITNESS WHEREOF, the Company and the Participant have executed this Nonqualified Stock Option Award Agreement as of the date first set forth above.

PARTICIPANT

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:
Name:
Title:

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Nonqualified Stock Option Award Agreement

EXHIBIT A

Notice of Exercise

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

Attn: General Counsel	Date of Exercise:

Ladies & Gentlemen:

1.    Exercise of Option.  This constitutes notice to Dave & Buster’s Entertainment, Inc. (the “Company”) that pursuant to my Nonqualified Stock Option Award Agreement (the “Award Agreement”) under the Company’s 2014 Omnibus Incentive Plan (the “Plan”) I elect to purchase the number of Shares of Company common stock set forth below and for the price set forth below. By signing and delivering this notice to the Company, I hereby acknowledge that I am the holder of the stock option (the “Option”) exercised by this notice and have full power and authority to exercise the same. Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award Agreement or the Plan, as applicable.

Date of Grant:

Number of Shares as to which the Option is exercised (“Optioned Shares”):

Shares to be issued in name of:

Total exercise price:	$

Cash payment or other method of payment permitted under Section 6(b) of the Award Agreement delivered herewith:	$

Method:

2.    Form of Payment.  The Option may be exercised by delivery to the Company of payment (i) in cash or its equivalent (e.g., by cashier’s check), (ii) in Shares (whether or not previously owned by the Person exercising the Option pursuant to this notice) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee,

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(iii) partly in cash and partly in Shares (as described in clause (ii) above), (iv) if there is a public market for the Shares at such time, subject to such administrative requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased or (v) to the extent permitted by the Committee, another form of payment permissible under Section 6.5 of the Plan for the full amount of the aggregate Option Price for the exercised Option.

3.    Delivery of Payment.  With this notice, I hereby deliver to the Company the full exercise price of the Optioned Shares and any and all withholding taxes due in connection with the exercise of my Option or have otherwise satisfied such requirements.

4.    Rights as Stockholder.  While the Company will endeavor to process this notice in a timely manner, I acknowledge that until the issuance of the shares underlying the Optioned Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares, notwithstanding the exercise of my option(s). No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance of the optioned stock.

5.    Interpretation.  Any dispute regarding the interpretation of this notice shall be submitted promptly by me or by the Company to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.

6.    Governing Law; Severability.  This notice is governed by the internal substantive laws but not the choice of law rules, of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this notice will continue in full force and effect without said provision.

7.    Entire Agreement.  The Plan and the Award Agreement under which the Optioned Shares were granted are incorporated herein by reference, and together with this notice constitute the entire agreement of the parties with respect to the subject matter hereof.

Very truly yours,

(social security number)

D&B Employee

Nonqualified Stock Option Award Agreement